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                       AMERICAN EAGLE OUTFITTERS, INC.

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                                  EXHIBIT 15

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           Acknowledgment Related to Unaudited Interim Information


The Board of Directors and Stockholders
American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Eagle Outfitters, Inc. 1994 Stock Option Plan of our reports dated December 6, 1995, May 28, 1996, and August 23,
1996, relating to the unaudited condensed consolidated interim financial statements of American Eagle Outfitters, Inc. that are included in its Forms 10-Q for the quarters ended October 28, 1995, May 4, 1996, and August 3, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
September 23, 1996